UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Similarweb Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1543671
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Menachem Begin Rd.,
Tel Aviv-Yafo 6701203, Israel
(Address of principal executive offices including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.01 per share	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255262
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
For a description of the securities of Similarweb Ltd. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of share capital and articles of association” contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-255262), as initially filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2021	SIMILARWEB LTD.

	By:	/s/ Or Offer
Or Offer
Chief Executive Officer